                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 10-KSB of our report dated September 14, 2001 on our audit of the consolidated financial statements of Americas Power Partners, Inc. as of June 30, 2001 and for the year ended June 30, 2001.

/S/ BLACKMAN KALLICK BARTELSTEIN, LLP

September 14, 2001

Chicago, Illinois